Exhibit 10.54
FIRST AMENDMENT TO AMENDED
AND RESTATED CREDIT AND GUARANTY AGREEMENT
     THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT (this “Amendment”) is dated as of June [18], 2008 and is entered into by and among H3C HOLDINGS LIMITED, a limited liability company organized under the laws of the Cayman Islands (“Borrower”), H3C TECHNOLOGIES CO., LIMITED, a company incorporated with limited liability under the laws of Hong Kong (“H3C”), GOLDMAN SACHS CREDIT PARTNERS L.P. (“GSCP”), as Administrative Agent (“Administrative Agent”), acting with the consent of the Requisite Lenders and, for purposes of Section IV hereof, the GUARANTORS listed on the signature pages hereto, and is made with reference to that certain AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT dated as of May 25, 2007 and effective as of May 31, 2007 (as amended through the date hereof, the “Credit Agreement”) by and among the Borrower, H3C, the Holdco Guarantors, the Lenders, the Administrative Agent, the Collateral Agent and the other Agents named therein. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement after giving effect to this Amendment.
RECITALS
          WHEREAS, the Credit Parties have requested that Requisite Lenders agree to amend certain provisions of the Credit Agreement as provided for herein; and
          WHEREAS, subject to certain conditions, Requisite Lenders are willing to agree to such amendment relating to the Credit Agreement.
          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
     SECTION I. AMENDMENTS TO CREDIT AGREEMENT
1.1	Amendments to Section 1: Definitions.
          Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:
     “First Amendment” means that certain First Amendment Agreement to Amended and Restated Credit and Guaranty Agreement dated as of June [   ], 2008 among the Borrower, H3C, the Administrative Agent, the financial institutions and the Guarantors listed on the signature pages thereto.
     “First Amendment Effective Date” means the date of satisfaction of the conditions referred to in Section II of the First Amendment.

1.2	Amendments to Section 5.1.
     (a) Section 5.1(a) is hereby amended and restated in its entirety as follows:
     “(a) Summary Financial Information. (i) Upon the earlier to occur of (1) 90 days after the end of each of the first three Fiscal Quarters of each Fiscal Year or (2) 3Com’s public release of its financial statements which would include the financial results of Borrower for the applicable Fiscal Quarter (other than the fourth Fiscal Quarter), Borrower shall deliver Summary Financial Information for Borrower and its Subsidiaries with respect to such Fiscal Quarter to the Public-Side Lenders and (ii) on the same day Borrower delivers financial statements to the Private-Side Lenders pursuant to Section 5.1(c) below, Borrower shall also deliver Summary Financial Information for Borrower and its Subsidiaries with respect to the same relevant period to the Public-Side Lenders;”
     (b) Section 5.1 is hereby further amended by inserting a new subclause (p) as follows:
     “(p) Delivery. To the extent any notices, financial information or other information required to be delivered hereunder is due on a day that is not a Business Day, such information shall be required to be delivered on the immediately next succeeding Business Day thereafter.”
     SECTION II. CONDITIONS TO EFFECTIVENESS
          This Amendment shall become effective as of the date hereof only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “First Amendment Effective Date”):
          A. Execution. The Administrative Agent shall have received (i) a counterpart signature page of this Amendment duly executed by each of the Credit Parties and (ii) consent and authorization (in a duly executed reply form) from the Requisite Lenders to execute this Amendment on their behalf.
          B. Necessary Consents. Each Credit Party shall have obtained all material consents necessary or advisable in connection with the transactions contemplated by this Amendment.
          C. Other Documents. The Administrative Agent and the Lenders shall have received such other documents, information or agreements regarding the Credit Parties as the Administrative Agent or the Collateral Agent may reasonably request.
     SECTION III. REPRESENTATIONS AND WARRANTIES
          In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Credit Party which is a party hereto represents and warrants to each Lender that the following statements are true and correct in all material respects:
          A. Corporate Power and Authority. Each Credit Party, which is party hereto, has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”) and the other Credit Documents.
          B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement and the other Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.
          C. No Conflict. The execution and delivery by each Credit Party of this Amendment and the performance by each Credit Party of the Amended Agreement and the other Credit Documents do not and will not (i) violate (A) any provision of any law, statute, rule or regulation applicable to each Credit Party, or of the certificate or articles of incorporation or partnership agreement, other constitutive documents or by-laws of the Borrower or any Credit Party or (B) any applicable order of any court or order of any Governmental Authority binding on any Credit Party, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any Contractual Obligation of the applicable Credit Party, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section III.C., individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) except as permitted under the Amended Agreement, result in or require the creation or imposition of any Lien upon any of the properties or assets of each Credit Party (other than any Liens created under any of the Credit Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or partners or any approval or consent of any Person under any Contractual Obligation of each Credit Party, except for such approvals or consents which will be obtained on or before the First Amendment Effective Date and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect.
          D. Governmental Consents. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and delivery by each Credit Party of this Amendment and the performance by the Borrower and H3C of the Amended Agreement and the other Credit Documents, except for such actions, consents and approvals the failure to obtain or make which could not reasonably be expected to result in a Material Adverse Effect or which have been obtained and are in full force and effect.
          E. Binding Obligation. This Amendment and the Amended Agreement have been duly executed and delivered by each of the Credit Parties party thereto and each constitutes a legal, valid and binding obligation of such Credit Party to the extent a party thereto, enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          F. Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Section 4 of the Amended Agreement are and will be true and correct in all material respects on and as of the First Amendment Effective Date (after giving effect to the amendments and waivers contained herein) to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.
          G. Absence of Default. No event has occurred and is continuing (after giving effect to the amendments and waivers contained herein) or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default.
     SECTION IV. ACKNOWLEDGMENT AND CONSENT
          Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Guarantor hereby confirms that each Credit Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Credit Documents the payment and performance of all “Obligations” under each of the Credit Documents to which is a party (in each case as such terms are defined in the applicable Credit Document).
          Each Guarantor acknowledges and agrees that any of the Credit Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Guarantor represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Documents to which it is a party or otherwise bound are true and correct in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.
          Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Credit Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Credit Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.
     SECTION V. MISCELLANEOUS
          A. Reference to and Effect on the Credit Agreement and the Other Credit Documents.
     (i) On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Amendment”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.
     (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.
     (iii) The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Credit Documents.
          B. Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.
          C. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          D. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:	H3C HOLDINGS LIMITED
	By:	/s/ Jay Zager
		Name:	Jay Zager
		Title:	Director

GUARANTORS:	H3C TECHNOLOGIES CO., LIMITED
	By:	/s/ Jay Zager
		Name:	Jay Zager
		Title:	Director

GOLDMAN SACHS CREDIT PARTNERS L.P., As Administrative Agent and as a Lender
By:	/s/ Jessica Widdowson
Authorized Signatory